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                                                                   EXHIBIT 10.3
                       NONQUALIFIED STOCK OPTION AGREEMENT


    THIS NONQUALIFIED STOCK OPTION AGREEMENT, is made and entered into as of August 6, 1998, by and between, MEDPARTNERS, INC., a corporation organized and existing under the laws of the State of Delaware with its principal place of business in Birmingham, Alabama (the "Corporation"), and E. MAC CRAWFORD ("Optionee"), a resident of the State of Georgia (the "Agreement").

                                   WITNESSETH:

    WHEREAS, the Corporation and Optionee entered into an Employment Agreement, dated as of March 18, 1998 (the "Employment Agreement"), whereby Optionee agreed to serve as President and Chief Executive Officer of the Corporation;

    WHEREAS, pursuant to Section 5(d) of the Employment Agreement, the Corporation granted on March 18, 1998 to Optionee an option (the "Option") to purchase 3,250,000 shares of common stock, par value $.001 per share (the "Common Stock") of the Corporation as a material inducement to Optionee's entering into the Employment Agreement;

    WHEREAS, the Corporation and Optionee entered into the First Amendment, dated as of August 6, 1998, to the Employment Agreement (the "First Amendment" and the Employment Agreement as amended by the First Amendment is hereinafter referred to as the "Amended Employment Agreement") to reprice the exercise price of the Option to the closing price of the Common Stock on the New York Stock Exchange on August 7, 1998 and to confirm that the Option shall be governed in accordance with the terms and provisions of the Amended Employment Agreement and this Agreement; and

    WHEREAS, capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Amended Employment Agreement.

    NOW THEREFORE, in consideration of the premises set forth in the Amended Employment Agreement the parties hereto agree as follows:

    1. GRANT OF STOCK OPTION. The Corporation hereby confirms the grant to Optionee of the right, privilege and option to purchase 3,250,000 shares of Common Stock (the "Option Shares") at a price of $3.25 per share (the "Exercise Price"), in the manner and subject to the terms and conditions contained herein and in the Amended Employment Agreement. The grant of this Option shall be effective as of March 18, 1998 ("Grant Date") in accordance with the terms of the Amended Employment Agreement. This Option is hereby designated as a "Nonqualified Stock Option."

    2. OPTION TERM. This Option shall specifically terminate ten (10) years from the Grant Date ("Option Term") and , subject to the vesting terms set forth in this Agreement, shall remain exercisable for the full term notwithstanding the employment status of Optionee.

    3. VESTING OF OPTION SHARES. The Option Shares shall vest and become exercisable in accordance with the following schedule: (a) 1,250,000 of the Option Shares shall be vested and exercisable as of the Grant Date; (b) 1,000,000 of the Option Shares shall become vested and exercisable on March 18, 1999, provided Optionee remains an employee of the Corporation as of such date; and (c) 1,000,000 of the Option Shares shall become vested and exercisable on March 18, 2000, provided Optionee remains an employee of the Corporation as of such date. In addition, the Option Shares shall become immediately vested and fully exercisable upon a Change in Control. Any vested portion of the Option Shares not purchased on its vesting date may be purchased thereafter; provided, however, that the Option granted hereunder shall terminate upon the expiration of the Option Term. Optionee shall have the right hereunder to purchase solely the Option Shares which have become vested and exercisable under this Agreement and any portion of the Option Shares which shall not have become vested and exercisable hereunder shall terminate and be forfeited by Optionee upon termination of Optionee's status as an employee of the Corporation.

    4. MANNER OF EXERCISE OF OPTIONS. To exercise the Options granted herein, Optionee shall give written notice to the Corporation at its principal executive office, to the attention of the Secretary of the Corporation, accompanied by a proper notice of exercise setting forth the number of Option Shares with respect to which the Option is to be exercised, and by payment of the Exercise Price in one of the methods permitted by Section 9. Optionee further agrees


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that in connection with any exercise of all or part of this Option, Optionee shall deliver to the Corporation such sum, if any, as the Corporation deems necessary to satisfy any withholding and other tax obligations resulting from such exercise. Optionee may elect to surrender to the Corporation shares of common stock already owned by Optionee or shares that would otherwise have been acquired upon exercise to fulfill any tax withholding obligation. The date on which the Corporation receives written notice of an exercise hereunder accompanied by payment of the Exercise Price will be considered the date this Option was exercised. Promptly, and in no event more than five business days after receipt of written notice of exercise of all or part of this Option, the Corporation shall deliver to Optionee or such other person a certificate or certificates for the requisite number of Option Shares. Optionee or a permitted transferee of this Option hereunder shall not have any privileges as a stockholder of the Corporation with respect to any stock covered by this Option until the date of issuance of a stock certificate for such Option Shares.

           Notwithstanding the foregoing, whenever there is a potential that a Change in Control may occur, the Corporation shall assist and cooperate with the Optionee so that the Optionee is permitted, provided he takes the requisite actions that are within his control, to exercise this Option conditionally and satisfy all other requirements which must be met for the Optionee to preserve his rights to participate in the sale, and to ensure that the Optionee (a) fully participates in the sale if the Change in Control occurs and (b) will not be deemed to have exercised this Option if the Change in Control does not occur.

    5.     ADDITIONAL VESTING TERMS.

           (a) If Optionee's association with the Corporation as an employee is terminated by the Corporation without Cause or by Optionee for Good Reason, the Option Shares shall become immediately and fully vested and exercisable for the duration of the Option Term.

           (b) If Optionee's association with the Corporation as an employee is terminated due to Disability or death of Optionee, the Option Shares shall become immediately and fully vested and exercisable for the duration of the Option Term, and Optionee, Optionee's personal representative or any other person who acquires the option rights from Optionee by will or the applicable laws of descent and distribution or pursuant to Section 8 hereof, may, during the duration of the Option Term, exercise such option rights.

    6. CHANGES IN CAPITAL STRUCTURE. If the capital stock of the Corporation is changed by reason of a stock split, reverse stock split, stock dividend or recapitalization, or is converted into or exchanged for other securities as a result of a merger, consolidation, or reorganization, appropriate equitable adjustments shall be made in (a) the number and class of shares of Common stock subject to this Option, and (b) the Exercise Price of this Option; provided, however, that the Corporation shall not be required to issue fractional shares as a result of any such adjustment. Each such adjustment shall be determined by the Compensation Committee of the Board of Directors of the Corporation in good faith, which determination shall, subject to the provisions of Section 15 of the Amended Employment Agreement, be final and binding on all persons.

    7. AUTHORIZED SHARES. The Corporation agrees to take all necessary and appropriate steps to ensure that there are at all times sufficient authorized shares of capital stock available for issuance upon exercise of this Option.

    8. TRANSFER OF OPTION. To the extent not prohibited by any statute, rule or regulation applicable to this Option or the registration of the Option Shares with the Securities and Exchange Commission, all or a portion of this Option is transferable by Optionee, without consideration, to or for the benefit of Immediate Family Members, including but not limited to a partnership or trust with respect to which Immediate Family Members are the sole partners or beneficiaries, respectively. The right to transfer this Option is personal to Optionee and any transferee of this Option shall not have the right to transfer this Option to any person other than by the laws of descent. As used herein the phrase "Immediate Family Members" shall mean the Optionee's spouse, children, grandchildren, parents and grandparents.

    9. PAYMENT OF EXERCISE PRICE. Except as provided below, payment of the Exercise Price for the Option Shares shall be made (a) in cash, (b) by certified check or bank cashier's check payable to the order of the Corporation in the amount of such Exercise Price, (c) by delivery to the Corporation of shares of Common Stock held by Optionee for at least six months having a fair market value on the date of exercise equal to such Exercise Price, (d) by irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds necessary to pay such Exercise Price and to sell the shares of Common Stock to be issued upon exercise of this Option and deliver the net cash proceeds (less the Exercise Price delivered to the Corporation and the commissions and brokerage fees) to the Optionee or to deliver the remaining shares of Common Stock to the Optionee, or (e) by any combination of the methods of


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payment described in (a) through (d) above. Proceeds of any payment shall constitute general funds of the Corporation. Before this Option is exercised, the Compensation Committee, in the exercise of its absolute discretion, may authorize any one or more of the following additional methods of payment:

           (a) Acceptance of Optionee's full recourse promissory note for some or all of the Exercise Price of the Option Shares being acquired (except for the aggregate par value of the shares being acquired, which must be paid in cash or other lawful consideration under applicable law), payable on such terms and bearing such interest rate as determined by the Compensation Committee, and secured in such manner as the Compensation Committee shall approve, including, without limitation, by a security interest in shares of Common Stock or other securities of the Corporation; and

           (b) Any other property, so long as such property is acceptable to the Compensation Committee and constitutes valid consideration under applicable law for the shares of Common Stock being acquired and is surrendered in good form for transfer.

    10. GOVERNING LAW. This Agreement shall be interpreted and construed according to and governed by the laws of the State of Delaware. Any disputes or claims shall be resolved as provided in Section 15 of the Amended Employment Agreement.

    11. ENTIRE AGREEMENT. This Agreement and the Amended Employment Agreement contain the entire agreement of the parties. To the extent that the terms and provisions of this Agreement are in conflict with or inconsistent with the terms and provisions of the Amended Employment Agreement, then the Amended Employment Agreement shall be controlling and shall govern the relationship between the parties. This Agreement may not be changed orally, but may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

    12. SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision of this Agreement.

    13. AUTHORITY. The provisions of this Agreement required to be approved by the Compensation Committee have been so approved and authorized.

    14. BENEFIT. This Agreement shall bind all parties, their respective heirs, executors, administrators and assigns. Except as provided in Section 8 hereof, nothing contained herein shall be construed as an authorization or right of any party to assign their respective rights or obligations hereunder and Optionee shall have no right to assign this Option and any such attempted assignment shall be ineffective. The Option, right and privilege herein granted to Optionee to purchase Option Shares shall be binding upon the Corporation and its successors or assigns.

    15. TERMINATION OF AGREEMENT. This Agreement shall terminate: (a) upon the written agreement of all parties; or (b) upon the terms and conditions set forth herein and in the Amended Employment Agreement.



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    IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

Attest:                                              MedPartners, Inc.


By:_______________________                        By:__________________________
Name:_____________________                            Richard M. Scrushy
Title:____________________                            Chairman of the Board




                                                  Optionee


                                                  _____________________________
                                                  E. Mac Crawford